Exhibit 99.1

Jive Software Announces Third Quarter 2014 Financial Results

3Q total revenue of $46.6 million, up 25% year-over-year

3Q short-term billings of $45.2 million, up 16% year-over-year

Palo Alto, Calif. – November 4, 2014 — Jive Software, Inc. (NASDAQ: JIVE), the world’s leading provider of modern communication and collaboration solutions for business, today announced financial results for its third quarter ended September 30, 2014.

“Jive generated solid third quarter results that exceeded the high end of our guidance range from both a revenue and profitability perspective,” said Tony Zingale, Chairman & CEO of Jive Software. “In the quarter we executed well on our growth initiatives and made significant progress towards profitability. We are also seeing very positive momentum from the recent announcements we made at JiveWorld 14, including our Fall 2014 Jive and JiveX cloud releases along with our new integrations to Microsoft, Google and more.

Finally, Zingale added, “I’d like to congratulate Elisa Steele on her promotion to President of Jive. I look forward to working with her in my new role as Executive Chairman and believe her enthusiasm and passion for Jive and the enterprise collaboration market will be a tremendous benefit to the company.”

Third Quarter 2014 Financial Highlights

•	Revenue: Total revenue for the third quarter was $46.6 million, an increase of 25% on a year-over-year basis. Within total revenue, product revenue was $42.2 million for the third quarter, an increase of 26% on a year-over-year basis. Professional Services revenue for the third quarter was $4.4 million, an increase of 14% on a year-over-year basis.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $45.2 million for the third quarter, an increase of 16% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $50.2 million, an increase of 36% on a year-over-year basis.

•	Gross Profit: GAAP gross profit for the third quarter was $29.4 million, compared to $23.5 million for the third quarter of 2013. Non-GAAP gross profit was $31.3 million for the third quarter, representing a year-over-year increase of 23% and a non-GAAP gross margin of 67%.

•	Loss from Operations: GAAP loss from operations for the third quarter was $12.1 million, compared to a loss of $18.5 million for the third quarter of 2013. Non-GAAP loss from operations was $2.7 million for the third quarter, compared to a loss of $7.1 million for the third quarter of 2013.

•	Net Loss: GAAP net loss for the third quarter was $12.1 million, compared to a net loss of $18.7 million for the same period last year. GAAP net loss per share for the third quarter was $0.17 based on 71.0 million weighted-average shares outstanding, compared to a net loss per share of $0.27 based on 68.2 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the third quarter was $2.7 million, compared to a net loss of $7.3 million for the same period last year. Non-GAAP net loss per share for the third quarter was $0.04 based on 71.0 million weighted-average shares outstanding, compared to net a loss per share of $0.11 based on 68.2 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of September 30, 2014, Jive had cash and cash equivalents and marketable securities of $129.1 million, a decrease of $10.1 million from $139.2 million at the end of the second quarter.

The company used $7.7 million in cash from operations and invested $1.3 million in capital expenditures, leading to negative free cash flow of $9.0 million for the third quarter. Negative free cash flow was $8.8 million for the third quarter of 2013. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2014 and Recent Business Highlights

•	Announced Tony Zingale will retire as CEO and assume the position of Executive Chairman of the Board, effective November 10th. Elisa Steele, currently Executive Vice President of Marketing and Products, has been promoted to President of Jive, effective November 10, 2014. Ms. Steele has also been appointed to the newly created Office of the CEO also effective November 10th, which will also include long-time independent board member Bill Lanfri.

•	Signed new customers and expanded existing relationships, including: Barnes and Noble, BG Group, Burger King, Carestream Health, Chesapeake Energy, Deutsche Lufthansa AG, Ellucian, HGST, Lebara Mobile, Marketo, Medidata Solutions, MGM Resorts, Silicon Valley Bank, Trinity Health, Thomson Reuters, United States Department of Veterans Affairs, and one of the largest life insurance companies in the United States, among others.

•	Introduced the newest release of its enterprise communication and collaboration platform, which extends Jive’s ability to help bridge customers’ hybrid cloud and on-premise IT environments by strengthening its integration with Google and Microsoft Office 365. The Fall cloud update introduces Jive Connector for Outlook Online, the first milestone in Jive’s integration with Microsoft Office 365, as well as a new connector for Google Docs. The Jive Fall cloud release also strengthens support for diverse employee workstyles by adding new collaboration features across desktop and mobile devices, including both iPhone and Android phones.

•	Announced the Fall cloud release of its JiveX external community platform, which provides companies with more innovative ways to deepen customer and partner engagement. New features deliver more valuable insights to both community managers and participants with ROI-focused analytics, and drive stronger brand affinity with compelling interactions across both mobile and web experiences.

•	Recognized by Gartner, a leading analyst firm, as a leader in its 2014 “Social Software in the Workplace” Magic Quadrant report. This is the sixth consecutive year Jive has been a leader in this Magic Quadrant report.

•	Recently hosted the sixth annual JiveWorld customer conference in Las Vegas, the industry’s largest event purely focused on social business. In attendance were more than 1,600 customers and partners, where industry leaders such as Mylan, FICO, UBS, Thomson Reuters and Schneider Electric among others, spoke about the proven business value companies can realize when deploying enterprise social networks and customer communities.

Financial Outlook

As of November 4, 2014, Jive is initiating guidance for its fourth quarter 2014 and updating guidance for the full year 2014, as follows:

•	Fourth Quarter 2014 Guidance: Total revenue is expected to be in the range of $46.5 million to $47.5 million. Non-GAAP loss from operations is expected to be in the range of $5.5 million to $7.5 million. Non-GAAP net loss per share is expected to be in the range of $0.09 to $0.11 based on approximately 71.7 million weighted-average diluted shares outstanding.

•	Full Year 2014 Guidance: Total revenue is expected to be in the range of $177.5 million to $178.5 million. Non-GAAP loss from operations is expected to be in the range of $18.7 million to $20.7 million. Non-GAAP net loss per share is expected to be in the range of $0.28 to $0.30 based on approximately 70.6 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of negative $15.0 million to negative $20.0 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP net loss per share to GAAP loss from operations and GAAP net loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As items that impact loss from operations and loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to loss from operations and net loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financial results for the third quarter 2014, in addition to discussing the company’s outlook for the fourth quarter and full year 2014. To access this call, dial (888) 271-8586 (domestic) or (913) 312-1473 (international) with conference ID 6909526. A live webcast of the conference call will be accessible from the investor relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through November 18, 2014, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay pass code is 6909526.

About Jive Software

Jive (NASDAQ: JIVE) is the leading provider of modern communication and collaboration solutions for business. Recognized as a leader by the industry’s top analyst firms in multiple categories, Jive enables employees, partners and customers to work better together. More information can be found at www.jivesoftware.com or the Jive News Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the fourth fiscal quarter of 2014 and the full year of 2014, the future growth of the social business market, expectations regarding our executive transition, and our belief that we are well positioned to build upon our momentum in 2014. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the benefits of our relationship with Cisco; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Jason Khoury

Jive Software

(650) 847-8308

jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Product	$42,162	$33,456	$118,576	$95,678
Professional services	4,438	3,903	12,428	10,775

Total revenues	46,600	37,359	131,004	106,453
Cost of revenues:
Product	11,175	9,034	31,931	27,786
Professional services	6,060	4,851	17,399	12,914

Total cost of revenues	17,235	13,885	49,330	40,700

Gross profit	29,365	23,474	81,674	65,753
Operating expenses:
Research and development	13,608	14,957	39,496	41,383
Sales and marketing	21,696	20,804	66,855	60,148
General and administrative	6,161	6,202	18,994	18,149

Total operating expenses	41,465	41,963	125,345	119,680

Loss from operations	(12,100)	(18,489)	(43,671)	(53,927)
Other income (expense), net:
Interest income	50	53	151	184
Interest expense	(55)	(54)	(202)	(234)
Other, net	160	(186)	9	(295)

Total other income (expense), net	155	(187)	(42)	(345)

Loss before provision for (benefit from) income taxes	(11,945)	(18,676)	(43,713)	(54,272)
Provision for (benefit from) income taxes	164	29	350	(1,186)

Net loss	$(12,109)	$(18,705)	$(44,063)	$(53,086)

Basic and diluted net loss per share	$(0.17)	$(0.27)	$(0.63)	$(0.79)

Shares used in basic and diluted per share calculations	71,026	68,167	70,202	66,913

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$27,184	$38,415
Short-term marketable securities	70,992	69,809
Accounts receivable, net of allowances	50,009	58,829
Prepaid expenses and other current assets	15,210	9,425

Total current assets	163,395	176,478
Marketable securities, noncurrent	30,966	33,443
Property and equipment, net of accumulated depreciation	13,696	21,379
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	10,659	14,310
Other assets	9,504	572

Total assets	$257,973	$275,935

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,768	$6,412
Accrued payroll and related liabilities	6,592	7,469
Other accrued liabilities	9,266	8,478
Deferred revenue, current	114,777	112,432
Term debt, current	2,400	2,400

Total current liabilities	139,803	137,191
Deferred revenue, less current portion	32,390	34,905
Term debt, less current portion	4,200	6,000
Other long-term liabilities	1,162	1,605

Total liabilities	177,555	179,701
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	355,190	326,834
Accumulated deficit	(271,594)	(227,531)
Accumulated other comprehensive income	167	276

Total stockholders’ equity	80,418	96,234

Total liabilities and stockholders’ equity	$257,973	$275,935

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(12,109)	$(18,705)	$(44,063)	$(53,086)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,765	4,015	11,650	11,802
Stock-based compensation	8,195	10,119	26,820	24,508
Change in deferred taxes	64	—	96	(1,351)
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	(11,074)	2,451	8,820	14,163
Prepaid expenses and other assets	(2,987)	(1,707)	(5,918)	(2,716)
Increase (decrease), net of acquisitions, in:
Accounts payable	1,783	22	893	(333)
Accrued payroll and related liabilities	(588)	(16)	(899)	(1,979)
Other accrued liabilities	1,756	(726)	1,128	(626)
Deferred revenue	3,589	(371)	(170)	10,697
Other long-term liabilities	(78)	156	37	196

Net cash provided by (used in) operating activities	(7,684)	(4,762)	(1,606)	1,275
Cash flows from investing activities:
Payments for purchase of property and equipment	(1,303)	(4,000)	(7,891)	(8,789)
Purchases of marketable securities	(17,842)	(26,905)	(80,036)	(85,685)
Sales of marketable securities	7,571	5,812	18,672	29,533
Maturities of marketable securities	16,700	22,025	61,774	64,355
Acquisitions, net of cash acquired	—	—	—	(11,047)

Net cash provided by (used in) investing activities	5,126	(3,068)	(7,481)	(11,633)
Cash flows from financing activities:
Proceeds from exercise of stock options	219	1,250	1,747	6,591
Taxes paid related to net share settlement of equity awards	(456)	(362)	(1,571)	(754)
Repayments of term loans	(600)	(600)	(1,800)	(1,800)
Earnout payment for prior acquisition	—	—	(576)	—

Net cash provided by (used in) financing activities	(837)	288	(2,200)	4,037

Net decrease in cash and cash equivalents	(3,395)	(7,542)	(11,287)	(6,321)
Effect of exchange rate changes	80	(40)	56	(28)
Cash and cash equivalents, beginning of period	30,499	50,188	38,415	48,955

Cash and cash equivalents, end of period	$27,184	$42,606	$27,184	$42,606

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Gross profit, as reported	$29,365	$23,474	$81,674	$65,753
Add back:
Stock-based compensation	1,014	991	3,125	2,289
Amortization related to acquisitions	954	972	2,880	2,654
Non-recurring acquisition expense	—	—	—	250

Gross profit, non-GAAP	$31,333	$25,437	$87,679	$70,946

Gross margin, non-GAAP	67%	68%	67%	67%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Research and development, as reported	$13,608	$14,957	$39,496	$41,383
less:
Stock-based compensation	2,723	4,263	8,695	9,890
Amortization related to acquisitions	127	127	383	303
Non-recurring acquisition expense	—	31	—	50

Research and development, non-GAAP	$10,758	$10,536	$30,418	$31,140

As percentage of total revenues, non-GAAP	23%	28%	23%	29%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Sales and marketing, as reported	$21,696	$20,804	$66,855	$60,148
less:
Stock-based compensation	2,526	2,910	9,153	7,539
Amortization related to acquisitions	129	129	388	304

Sales and marketing, non-GAAP	$19,041	$17,765	$57,314	$52,305

As percentage of total revenues, non-GAAP	41%	48%	44%	49%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
General and administrative, as reported	$6,161	$6,202	$18,994	$18,149
less:
Stock-based compensation	1,932	1,955	5,847	4,790

General and administrative, non-GAAP	$4,229	$4,247	$13,147	$13,359

As percentage of total revenues, non-GAAP	9%	11%	10%	13%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Loss from operations, as reported	$(12,100)	$(18,489)	$(43,671)	$(53,927)
Add back:
Stock-based compensation	8,195	10,119	26,820	24,508
Amortization related to acquisitions	1,210	1,228	3,651	3,261
Non-recurring acquisition expense	—	31	—	300

Loss from operations, non-GAAP	$(2,695)	$(7,111)	$(13,200)	$(25,858)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Loss before provision for (benefit from) income taxes, as reported	$(11,945)	$(18,676)	$(43,713)	$(54,272)
Add back:
Stock-based compensation	8,195	10,119	26,820	24,508
Amortization related to acquisitions	1,210	1,228	3,651	3,261
Non-recurring acquisition expense	—	31	—	300

Loss before provision for (benefit from) income taxes, non-GAAP	$(2,540)	$(7,298)	$(13,242)	$(26,203)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss, as reported	$(12,109)	$(18,705)	$(44,063)	$(53,086)
Add back:
Stock-based compensation	8,195	10,119	26,820	24,508
Amortization related to acquisitions	1,210	1,228	3,651	3,261
Non-recurring acquisition expense	—	31	—	300
Tax benefit related to acquisitions	—	—	—	(1,351)

Net loss, non-GAAP	$(2,704)	$(7,327)	$(13,592)	$(26,368)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Basic and diluted net loss per share, as reported	$(0.17)	$(0.27)	$(0.63)	$(0.79)
Add back:
Stock-based compensation	0.11	0.15	0.38	0.37
Amortization related to acquisitions	0.02	0.01	0.05	0.04
Non-recurring acquisition expense	—	—	—	—
Tax benefit related to acquisitions	—	—	—	(0.02)

Basic and diluted net loss per share, non-GAAP	$(0.04)	$(0.11)	$(0.19)	$(0.40)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Total revenues	$46,600	$37,359	$131,004	$106,453
Deferred revenue, current, end of period	114,777	98,602	114,777	98,602
Less: Deferred revenue, current, beginning of period	(116,134)	(96,794)	(112,432)	(87,698)

Short-term billings	$45,243	$39,167	$133,349	$117,357

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Total revenues	$46,600	$37,359	$131,004	$106,453
Deferred revenue, end of period	147,167	127,744	147,167	127,744
Less: Deferred revenue, beginning of period	(143,578)	(128,115)	(147,337)	(117,047)

Billings	$50,189	$36,988	$130,834	$117,150